EXHIBIT 23.9



                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-105830, 333-103669, 333-12868,
         333-9860, 333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and
         33-26117) of ECI Telecom Ltd. of our report dated March 23, 2004, relating to the consolidated financial statements of Veraz Networks, Inc. which appears in the report on Form 6-K of ECI Telecom Ltd., a copy of which was furnished to the Securities and Exchange Commission on March 24, 2004, which is incorporated in the ECI Telecom Ltd. Annual Report on Form 20-F for the year ended December 31, 2003.

         /s/ PricewaterhouseCoopers
         ---------------------------
         PricewaterhouseCoopers

         San Jose, California
         June 28, 2004